Exhibit 10.10

AMENDMENT NO. 1 TO POLAR POWER, INC.

2016 OMNIBUS INCENTIVE PLAN

This Amendment No. 1 to Polar Power, Inc. 2016 Omnibus Incentive Plan (the “Plan”) is made by Polar Power, Inc., a Delaware corporation (the “Company”), effective as of January 1, 2018.

WHEREAS, the board of directors (the “Board”) of the Company and the compensation committee of the Board have deemed it to be in the best interests of the Company to amend the Plan to reflect certain changes to Section 162(m) of the Internal Revenue Code of 1986, as amended;

WHEREAS, Section 21.01 of the Plan permits the Board to amend the Plan at any time except in those instances, among other things, in which doing so would adversely impact the rights of a Participant (as defined therein) with respect to outstanding awards without the Participant’s consent; and

WHEREAS, the Board desires to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended, effective as of the date set forth above, as follows:

1.          Amendment to Section 1.09. Section 1.09 of the Plan is hereby amended and restated to read in its entirety as follows:

“1.09      Code

“Code” means the Internal Revenue Code of 1986, as amended.”

2.          Amendment to Section 1.10. Section 1.10 of the Plan is hereby amended and restated to read in its entirety as follows:

“1.10      Committee

“Committee” means the Compensation Committee of the Board or such other Committee as the Board may appoint from time to time to administer the Plan, or the Board itself if no Compensation Committee or other appointed Committee exists. If such Compensation Committee or other Committee exists, if and to the extent deemed necessary by the Board, such Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and (ii) independent directors under the rules of the principal stock exchange on which the Company’s securities are then traded.”

3.          Amendment to Section 1.11. Section 1.11 of the Plan is hereby amended and restated to read in its entirety as follows:

“1.11      Common Stock

“Common Stock” means the common stock of the Company, $0.0001 par value per share, or such other class or kind of shares or other securities resulting from the application of Article XVI, as applicable.”

4.          Amendment to Section 1.12. Section 1.12 of the Plan is hereby amended and restated to read in its entirety as follows:

“1.12      Company

“Company” means Polar Power, Inc., a Delaware corporation, and any successor thereto.”

5.          Amendment to Section 1.23. Section 1.23 of the Plan is hereby amended and restated to read in its entirety as follows:

“1.23      [Intentionally Omitted]”

6.          Amendment to Section 1.31.   Section 1.31 of the Plan is hereby amended and restated to read in its entirety as follows:

“1.31      Restricted Stock Unit

“Restricted Stock Unit” means an Award granted to a Participant under Article X, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.”

7.          Amendment to Section 1.33. Section 1.33 of the Plan is hereby amended and restated to read in its entirety as follows:

“1.33      SAR

“SAR” means a stock appreciation right granted to a Participant under Article VIII that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock, as determined by the Committee and set forth in the applicable Agreement, based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.”

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8.          Amendment to Section 4.02.   Section 4.02 of the Plan is hereby amended and restated to read in its entirety as follows:

“4.02      Delegation of Authority

The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. Notwithstanding the foregoing, however, if and to the extent deemed necessary by the Board, all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act. However, (a) any Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall not fail to be valid if made other than by a committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law except that the Committee member must abstain from any action with respect to the Committee member’s own Awards.”

9.          Amendment to Section 6.02. Section 6.02 of the Plan is hereby amended and restated to read in its entirety as follows:

“6.02      Aggregate Limit

The maximum aggregate number (the “Maximum Aggregate Number”) of shares of Common Stock which may be subject to Awards under this Plan is 1,754,385 shares of Common Stock.

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The Maximum Aggregate Number of shares of Common Stock that may be subject to Awards under the Plan may be subject to Options. To the extent shares of Common Stock not issued under an Option must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on Options granted under the Plan.

The Maximum Aggregate Number of shares of Common Stock that may be subject to Awards under the Plan and the maximum number of shares of Common Stock that may be subject to Options under the Plan shall, in each instance, be subject to adjustment as provided in Article XVI, provided, however, that (i) substitute Awards granted under Section 16.03 shall not reduce the Maximum Aggregate Number of shares of Common Stock that may be subject to Awards under the Plan (to the extent permitted by applicable stock exchange rules) and (ii) available shares of stock under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan and shall not reduce the Maximum Aggregate Number of shares of Common Stock that may be subject to Awards under the Plan (subject to applicable stock exchange requirements).”

10.        Amendment to Section 6.03.   Section 6.03 of the Plan is hereby amended and restated to read in its entirety as follows:

“6.03      Individual Limit

The maximum number of shares of Common Stock that may be covered by Options, SARs or Other Stock-Based Awards in the nature of purchase rights granted to any one Participant during any calendar year shall be 350,877 shares of Common Stock; provided, however, that (i) if the Options, SARs or Other Stock-Based Awards in the nature of purchase rights are denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash and (ii) any adjustment in the number of shares of Common Stock or amount of cash delivered to reflect actual or deemed investment experience shall be disregarded. For purposes of the foregoing limit, an Option and its corresponding SAR shall be treated as a single Award. For any Cash Awards that are intended to constitute annual incentive awards, the maximum amount that may be earned and become payable to any one Participant with respect to any twelve (12)-month period shall equal $5,000,000; provided, however, that (i) if the Cash Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock and (ii) any adjustment in the number of shares of Common Stock or the amount of cash delivered to reflect actual or deemed investment experience shall be disregarded. The maximum number of shares that may be granted in any consecutive rolling thirty-six (36)-month period to any Participant shall be subject to adjustment as provided in Article XVI. In addition to the limits set forth herein, (i) the maximum number of shares of Common Stock that may be covered by Awards stated with reference to a specific number of shares of Common Stock and granted to any one Participant in connection with the Participant’s service as a member of the Board during any twelve (12)-month period shall be 350,877 shares of Common Stock and (ii) for Awards stated with reference to a specific dollar amount, the maximum amount that may be earned and become payable to any one Participant in connection with the Participant’s service as a member of the Board for any consecutive twelve (12)-month period shall equal $2,000,000 (prorated up or down for periods that are greater or lesser than twelve (12) months), in each case applied as described above for the other individual limitations.

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A Non-Employee Director may not be granted Awards during any single calendar year that, taken together with any cash fees paid to such Non-Employee Director during such calendar year in respect of the Non-Employee Director’s service as a member of the Board during such year, exceeds $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial accounting purposes). Notwithstanding the foregoing, the Board may make exceptions to the foregoing limit (up to twice such limit) for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Non-Employee Directors, as the Board may determine, provided that the Non-Employee Director receiving such Awards may not participate in the decision to make such Awards.”

11.        Amendment to Section 9.02. Section 9.02 of the Plan is hereby amended and restated to read in its entirety as follows:

“9.02      Payment

Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (a) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns and, if necessary to avoid adverse accounting consequences, has held for at least six months, (b) by means of a “net exercise procedure” by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Restricted Stock Award, (c) by such other medium of payment as the Committee in its discretion shall authorize or (d) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award. A Participant’s rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the applicable Agreement.”

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12.        Amendment to Section 9.03.   Section 9.03 of the Plan is hereby amended and restated to read in its entirety as follows:

“9.03     Vesting

The Committee, on the date of grant of the Restricted Stock Award, shall prescribe that the Restricted Stock Award will become nonforfeitable and transferable subject to such conditions as are set forth in the applicable Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant, including without limitation Restricted Stock Awards granted in payment of earned performance awards or other incentive compensation under the Plan or any other plans or compensatory arrangements of the Company or any Affiliate. A Restricted Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.”

13.        Amendment to Section 10.02.   Section 10.02 of the Plan is hereby amended and restated to read in its entirety as follows:

“10.02   Earning the Award

The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the applicable Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Units in payment of earned performance awards or other incentive compensation under the Plan or any other plans or compensatory arrangements of the Company or any Affiliate. If and to the extent deemed appropriate by the Committee, Restricted Stock Units shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Restricted Stock Units that are earned and payable immediately upon grant.”

14.        Amendment to Section 10.05. Section 10.05 of the Plan is hereby amended and restated to read in its entirety as follows:

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“10.05   Stockholder Rights

No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock, nor shall any Participant receive Dividend Equivalents solely as a result of receiving a grant of Restricted Stock Units. However, notwithstanding the foregoing, the Committee, in its sole discretion, may grant Dividend Equivalents in the Agreement in connection with a grant of Restricted Stock Units. By way of example and not limitation, such Dividend Equivalents may provide that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the Fair Market Value of a share of Common Stock on the payment date of such dividend. In the event additional Restricted Stock Units are awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted. Notwithstanding the preceding sentences, but subject to Section 14.07, if and to the extent deemed necessary to the Committee, Dividend Equivalents payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the Dividend Equivalents relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.”

15.        Amendment to Section 11.02.   Section 11.02 of the Plan is hereby amended and restated to read in its entirety as follows:

“11.02   Earning the Award

Subject to the Plan, the Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including, without limitation, whether the Participant to be entitled to payment must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid. If and to the extent deemed appropriate by the Committee, Incentive Awards shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV.”

16.        Amendment to Section 13.02. Section 13.02 of the Plan is hereby amended and restated to read in its entirety as follows:

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“13.02   Cash Awards

The Committee is authorized to grant to a Participant Cash Awards. The Committee shall determine the terms and conditions of any such Cash Awards. Cash Awards may be granted as an element of or a supplement to any other Award under the Plan or as a stand-alone Cash Award. The Committee, on the date of grant of Cash Awards, may prescribe that the Cash Awards will be earned and become payable subject to such conditions as are set forth in the applicable Agreement. By way of example and not of limitation, the Committee may prescribe that Cash Awards will be earned and become payable upon (a) the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV, (b) the Participant’s completion of a specified period of employment or service with the Company or an Affiliate, (c) the Participant’s death, Disability or Retirement or (d) satisfaction of a combination of any of the foregoing factors. If and to the extent deemed appropriate by the Committee, Cash Awards shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XV. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion, may grant Cash Awards in payment of earned performance awards and other incentive compensation payable under the Plan or any other plans or compensatory arrangements of the Company or any Affiliate. Unless the Committee or the Agreement provides otherwise, Cash Awards shall be vested and payable upon the date of grant.”

17.        Amendment to Section 14.08.   Section 14.08 of the Plan is hereby amended and restated to read in its entirety as follows:

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“14.08    Time and Method of Exercise

The Committee shall determine and set forth in the applicable Agreement the time or times at which Awards granted under the Plan may be exercised or settled in whole or in part and shall set forth in the applicable Agreement the rules regarding the exercise, settlement and/or termination of Awards upon the Participant’s death, Disability, termination of employment or other service or ceasing to be a director. Unless the Agreement provides otherwise, an Award may be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee) no less than one (1) business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Common Stock with respect to which the Award is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Award. Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Unless the Committee otherwise permits through the applicable Agreement or otherwise, no partial exercise of an Award shall be for an aggregate exercise or purchase price or a base value of less than One Thousand Dollars ($1,000). Notwithstanding any other provision of the Plan, however, if an Award is to become exercisable, nonforfeitable and transferable or earned and payable on the completion of a specified period of employment or service with the Company or any Affiliate, without the achievement of any performance conditions being required, and the Award is not being granted in lieu of any other cash compensation the Participant is to receive that would be payable over a shorter period of time, then unless the applicable Agreement provides otherwise, the Award shall become exercisable, non-forfeitable and transferable or earned and payable with respect to twenty-five percent (25%) of the underlying shares of Common Stock (or any amounts payable thereunder for Awards denoted in dollars) on each of the first, second, third and fourth anniversaries of the date of grant (subject to acceleration of vesting, to the extent permitted by the Plan and the Committee, in the event of a Change in Control or the Participant’s death, Disability, Retirement or involuntary termination of employment or service (including a voluntary termination of employment or service for good reason). Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in shares of Common Stock is prohibited by law or by any insider trading policy of the Company, the term of the Award shall automatically be extended until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension with respect to the applicable Award (a) is permitted by law, (b) does not result in a violation of Code Section 409A with respect to the Award and (c) does not otherwise adversely impact the tax consequences of the Award (such as for incentive stock options and related Awards). An Agreement may provide that the Award will be automatically, and without any action by the Participant, deemed exercised, by means of a “net exercise” procedure, immediately prior to the expiration of the Award if the then Fair Market Value of the underlying shares of Common Stock at that time exceeds the exercise or purchase price or base value of the Award, in order to permit the Participant to realize the value of the Award. With respect to an Option and its Corresponding SAR, the Agreement may provide which Award will be deemed exercised. If the Agreement does not so provide, the Option shall be deemed exercised and the Corresponding SAR shall expire unexercised.”

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18.        Amendment to ARTICLE XV. The title of ARTICLE XV is hereby amended and restated to read in its entirety as follows:

“ARTICLE XV

PERFORMANCE-BASED COMPENSATION”

19.        Amendment to Section 15.01. Section 15.01 of the Plan is hereby amended and restated to read in its entirety as follows:

“15.01   Performance Conditions

In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable, and earned and payable, based on objectively determinable performance conditions. Objectively determinable performance conditions are performance conditions (i) that are established in writing and (ii) that are uncertain of achievement at the time they are established. The performance conditions may be stated with respect to (a) revenue, (b) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (c) cash earnings (earnings before amortization of intangibles), (d) operating income, (e) pre-or after-tax income, (f) earnings per share, (g) net cash flow, (h) net cash flow per share, (i) net earnings, (j) return on equity, (k) return on total capital, (l) return on sales, (m) return on net assets employed, (n) return on assets or net assets, (o) share price performance, (p) total shareholder return, (q) improvement in or attainment of expense levels, (r) improvement in or attainment of working capital levels, (s) net sales, (t) revenue growth or product revenue growth, (u) operating income (before or after taxes), (v) pre-or after-tax income (before or after allocation of corporate overhead and bonus), (w) earnings per share; (x) return on equity, (y) appreciation in and/or maintenance of the price of the shares of Common, (z) market share, (aa) gross profits, (bb) comparisons with various stock market indices; (cc) reductions in cost, (dd) cash flow or cash flow per share (before or after dividends), (ee) return on capital (including return on total capital or return on invested capital), (ff) cash flow return on investments; (gg) improvement in or attainment of expense levels or working capital levels, (hh) shareholder equity or (ii) other criteria selected by the Committee. Any performance goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The business criteria above, may be related to a specific customer or group of customers or products or geographic region. The form of the performance conditions may be measured on a Company, Affiliate, product, division, business unit, service line, segment or geographic basis, individually, alternatively or in any combination, subset or component thereof. Performance goals may include one or more of the foregoing business criteria, either individually, alternatively or any combination, subset or component. Performance goals may reflect absolute performance or a relative comparison of the performance to the performance of a peer group or index or other external measure of the selected business criteria. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant’s right to, and the settlement of, an Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions.”

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20.        Amendment to Section 15.02.   Section 15.02 of the Plan is hereby amended and restated to read in its entirety as follows:

“15.02   Establishing the Amount of the Award

The Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances. In no event shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable.”

21.        Amendment to Section 15.03. Section 15.03 of the Plan is hereby amended and restated to read in its entirety as follows:

“15.03   Earning the Award

In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable only pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) costs and accruals for reorganization or restructuring programs, or extraordinary, unusual, infrequently occurring or non-recurring, (e) acquisitions or dispositions or (f) foreign exchange gains or losses.”

22.        Amendment to Section 15.04. Section 15.04 of the Plan is hereby amended and restated to read in its entirety as follows:

“15.04   [Intentionally Omitted]”

23.        Amendment to Section 16.03.   Section 16.03 of the Plan is hereby amended and restated to read in its entirety as follows:

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“16.03   Substitute Awards

The Committee may grant Awards in substitution for Options, SARs, Restricted Stock Awards, Incentive Awards or similar Awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in Section 16.01. Notwithstanding any provision of the Plan (other than the limitation of Section 6.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.”

24.        Amendment to Section 16.04.   Section 16.04 of the Plan is hereby amended and restated to read in its entirety as follows:

“16.04   Limitation on Adjustments

Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause a Non-409A Award to be subject to Code Section 409A, (b) would violate Code Section 409A for a 409A Award, (c) would cause a modification of an incentive stock option under Code Section 424 and loss of treatment as an incentive stock option or (d) would adversely affect any exemption under Rule 16b-3 of the Exchange Act, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.”

25.        Amendment to Section 17.02. Section 17.02 of the Plan is hereby amended and restated to read in its entirety as follows:

“17.02   Postponement of Exercise or Payment

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (b) to take any action in order to (i) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (c) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; (d) to comply with any other applicable law, including without limitation, securities laws; (e) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (f) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

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Additionally, the Committee may postpone any grant, exercise vesting or payment of an Award if the Company reasonably believes the Company's or any applicable Affiliate's deduction with respect to such Award would be limited or eliminated by application of Code Section 162(m) to the extent permitted by Code Section 409A; provided, however, that such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Code Section 162(m).”

26.        Amendment to Section 20.01.   Section 20.01 of the Plan is hereby amended and restated to read in its entirety as follows:

“20.01   Initial Claim

If a Participant has exercised an Option or SAR or if shares of Restricted Stock have become vested or Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents became payable or the claim will be forever barred.”

27.        Amendment to Section 20.02. Section 20.02 of the Plan is hereby amended and restated to read in its entirety as follows:

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“20.02   Appeal of Claim

If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review relevant documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.”

28.        Amendment to Section 21.01.   Section 21.01 of the Plan is hereby amended and restated to read in its entirety as follows:

“21.01   Amendment of Plan

The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may materially adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or any tax or regulatory requirement applicable to the Plan or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing of any outstanding Awards under Section 19.13, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan or (iii) modify the requirements as to eligibility for participation in the Plan. Notwithstanding any other provision of the Plan, any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards.”

29.        Amendment to Section 21.02.   Section 21.02 of the Plan is hereby amended and restated to read in its entirety as follows:

“21.02   Amendment of Awards

The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may materially adversely impair the rights of a Participant without the Participant’s consent.”

30.        Amendment to ARTICLE XXII. The title of ARTICLE XXII is hereby amended and restated to read in its entirety as follows:

“ARTICLE XXII

CODE SECTION 409A PROVISION”

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